Exhibit H

REPUBLIC OF TURKEY

PRIME MINISTRY

The Undersecretariat of Treasury

Office of the First Legal Advisor

The Republic of Turkey

Undersecretariat of Treasury

Ankara/TURKEY

May 4, 2016

Re:	The Republic of Turkey

Registration Statement No. 333-208553

Ladies and Gentlemen:

I, Acting First Legal Advisor, Undersecretariat of Treasury, Prime Ministry, the Republic of Turkey, have reviewed the above-referenced Registration Statement (the “Registration Statement”), the Prospectus dated February 2, 2016 (the “Prospectus”), the Prospectus Supplement dated April 28, 2016 (the “Prospectus Supplement”), the Fiscal Agency Agreement dated as of December 15, 1998, between the Republic of Turkey (the “Republic”) and The Bank of New York Mellon (successor-in-interest to JPMorgan Chase Bank), as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated as of September 17, 2003, Amendment No. 2 to the Fiscal Agency Agreement, dated as of January 7, 2004 and Amendment No. 3 to the Fiscal Agency Agreement, dated as of January 22, 2014 (the “Fiscal Agency Agreement”), and the Underwriting Agreement dated as of April 28, 2016 (the “Underwriting Agreement”) by and among the Republic, BNP Paribas, Goldman Sachs International and J.P. Morgan Securities plc, pursuant to which the Republic has issued and offered for sale 6.625% Notes due February 17, 2045 in the aggregate principal amount of U.S.$1,500,000,000 (the “Notes”).

The issuance of the Notes has been authorized pursuant to the provisions of Articles 4 and 7 of the Law Regarding the Regulation of Public Finance and Debt Management of the Republic (Law No. 4749).

It is my opinion that the Notes have been duly authorized and when duly executed and delivered by the Republic, authenticated in accordance with the Fiscal Agency Agreement and delivered by and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Republic under and with respect to the present laws of the Republic.

I consent to the filing of this opinion as an exhibit to the Annual Report of the Republic of Turkey on Form 18-K and to the use of my name and the making of statements with respect to me which are set forth under the caption “Validity of the Securities” in the Prospectus forming a part of the Registration Statement, and appearing under the caption “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement.

Very truly yours,

/s/ Nadire ÜNSAL
Nadire ÜNSAL
Acting First Legal Advisor
Undersecretariat of Treasury,
Prime Ministry
The Republic of Turkey

SIGNATURE PAGE TO TURKISH VALIDITY OPINION